Exhibit 23.1

Bagell, Josephs, Levine & Company, LLC
Suite J, 406 Lippincott Drive, Marlton, NJ 08053
Tel: 856.346.2628 Fax: 856.396-0022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Nano-Silicon Technologies, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form 10-12G/A of our report dated January 8, 2008, relating to the consolidated financial statements of American Nano-Silicon Technologies, Inc. which is contained in that Prospectus.

/S/Bagell, Josephs, Levine & Company, LLC
BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
Marlton, New Jersey

September 18, 2008